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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    Form 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   February 23, 1996
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                              CYTOGEN CORPORATION
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             (Exact name of registrant as specified in its charter)




         Delaware                   1-14879                        22-2322400
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(State or other jurisdiction      (Commission                    (IRS Employer
of incorporation)                 File Number)                Identification No.


600 College Road East, CN5308, Princeton, New Jersey      08540-5308
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(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:  (609) 987-8200
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                       This document consists of 3 pages.
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Item 5.  Other Events.
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          A.     Contingent Value Rights.
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          On February 29, 1996, CYTOGEN Corporation (the "Company") announced that its Contingent Value Rights ("CVRs") (NASDAQ:CYTO-R), granted to CytoRad Incorporated stockholders in February 1995 in conjunction with the Company's acquisition of CytoRad, have terminated. Pursuant to the terms of the CVR Agreement, the CVRs expire and have no value when the aggregate trading price of
1.5 shares of the Company's common stock and the Company's warrant averages $12.00 or more during any 45 consecutive trading days prior to January 31, 1997. Therefore, the Company no longer has an obligation to issue shares of its common stock to holders of CVRs on that date.

          B.     Purchase Agreement Termination.
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          The Company and Nomura Securities International, Inc. ("Nomura")
executed an agreement effective as of February 23, 1996 that terminated the Purchase Agreement between the Company and Nomura dated March 28, 1995. Under that agreement, Cytogen could have sold up to $49 million of its common stock to Nomura for distribution in the public markets in a series of transactions during a 24-month period. Cytogen had filed a Registration Statement on Form S-3 with the SEC in 1995, which registration statement was never declared effective. No sales of stock occurred under the terms of the agreement. Because of certain regulatory requirements governing the transaction, the structure of the transaction and its implementation as originally contemplated by the parties and as set forth in the agreement were required to be substantially revised. The parties agreed that it was not in their respective best interests to proceed with the transaction under the terms as so revised and therefore, agreed to terminate the agreement. The Company has also filed an application with the SEC for withdrawal of the registration statement.

          Management of the Company intends to continue to pursue financing opportunities that could provide the Company with the flexibility to establish additional strategic alliances and broaden the Company's product pipeline.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 CYTOGEN CORPORATION



                                 By:   /s/ T. Jerome Madison
                                      --------------------------------
                                      T. Jerome Madison
                                      Vice President,
                                      Chief Financial Officer and
                                      Secretary

Date:  March 5, 1996